Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
Media: Dan Gugler, (310) 226-2645

Korn Ferry Announces First Quarter Fiscal 2021

Results of Operations

FY’ 21 First Quarter Performance

▪	Korn Ferry reports fee revenue of $344.1 million in Q1 FY’21, a decrease of 29% (decrease of 27.8% on a constant currency basis) from Q1 FY’20.
▪	Net loss attributable to Korn Ferry was $30.8 million in Q1 FY’21.
▪	Operating loss was $43.8 million in Q1 FY’21 with an operating margin of (12.7%). Adjusted EBITDA was $10.6 million with an Adjusted EBITDA margin of 3.1%.
▪	Q1 FY’21 diluted loss per share and adjusted diluted loss per share was $0.58 and $0.19, respectively.

Los Angeles, CA, September 3, 2020 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced first quarter fee revenue of $344.1 million.  First quarter diluted loss per share was $0.58 and adjusted diluted loss per share was $0.19.  Adjusted diluted loss per share for the first quarter excludes an aggregate of $20.6 million, net of tax or $0.39 per share, of restructuring charges, net, due to the coronavirus pandemic (“COVID-19”), and integration/acquisition costs, relating to the acquisition of Miller Heiman Group, AchieveForum and Strategy Execution (“acquired companies”).

“It’s been nearly six months since the pandemic was declared, and the world temporarily paused. Certainly, that pause impacted our business – during the fiscal first quarter we generated $344 million in fee revenue, down 29% year-over-year (28% at constant currency),” said Gary D. Burnison, CEO, Korn Ferry. “But the key word is temporarily – our firm is continuing to see some more green shoots, with July new business better than June, June better than May and May better than April.

“I am incredibly proud and motivated by how we’ve positioned ourselves and the opportunity ahead. From the beginning our firm has faced this crisis from a position of strength when you consider our balance sheet, the depth and breadth of our solutions and the actions we’ve taken to protect the company and preserve its muscle. Almost every company on the planet is and will have to reimagine their business — their structure, roles, responsibilities and how they compensate, engage, and develop their workforce. They will need to hire learning-agile, diverse talent and do so in a more inclusive ethos and in an increasingly digital world. This is in essence Korn Ferry’s businesses – to enable people and organizations to exceed their potential.”

Selected Financial Results

(dollars in millions, except per share amounts) (a)

	First Quarter
	FY’21	FY’20
Fee revenue	$344.1	$484.5
Total revenue	$346.9	$496.2
Operating (loss) income	$(43.8)	$60.3
Operating margin	(12.7%)	12.5%
Net (loss) income attributable to Korn Ferry	$(30.8)	$43.0
Basic (loss) earnings per share	$(0.58)	$0.77
Diluted (loss) earnings per share	$(0.58)	$0.76

EBITDA Results (b):	First Quarter
	FY’21	FY’20
EBITDA	$(17.6)	$74.9
EBITDA margin	(5.1%)	15.5%

Adjusted Results (c):	First Quarter
	FY’21	FY’20
Adjusted EBITDA (b)	$10.6	$74.9
Adjusted EBITDA margin (b)	3.1%	15.5%
Adjusted net (loss) income attributable to Korn Ferry	$(10.2)	$43.0
Adjusted basic (loss) earnings per share	$(0.19)	$0.77
Adjusted diluted (loss) earnings per share	$(0.19)	$0.76

___________

(a)	Numbers may not total due to rounding.
(b)

EBITDA refers to earnings before interest, taxes, depreciation and amortization.  Adjusted EBITDA further adjusts EBITDA to exclude integration/acquisition costs and restructuring charges, net.  EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(c)	Adjusted results are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	First Quarter
	FY’21	FY’20
Integration/acquisition costs	$0.7	$—
Restructuring charges, net	$27.5	$—

Fee revenue was $344.1 million in Q1 FY’21, a decrease of 29% (27.8% on a constant currency basis) compared to Q1 FY’20.  The decrease in fee revenue across all our segments when compared to Q1 FY’20 was primarily due to the impact of COVID-19 on economies around the world.

Actions taken by various government and other authoritative bodies in response to the COVID-19 pandemic caused a severe contraction in economic activity during the quarter which translated into the decrease in fee revenue. This decline in fee revenue was partially offset by savings associated with actions taken to align our cost structure with the lower level of business demand, and resulted in a net loss attributable to Korn Ferry of $30.8 million in Q1 FY’21 as compared to net income attributable to Korn Ferry of $43.0 million in Q1 FY’20.

Operating margin was (12.7%) in Q1 FY’21 compared to 12.5% in the year-ago quarter.  The decrease in operating margin was primarily due to the decline in fee revenue in Q1 FY’21 and an increase in restructuring charges, net associated with the impact of COVID-19.

Adjusted EBITDA margin was 3.1%, compared to 15.5% in the year-ago quarter.

Results by Segment

Selected Consulting Data(a)

(dollars in millions) (b)

	First Quarter
	FY’21	FY’20
Fee revenue	$99.3	$137.5
Total revenue	$99.6	$141.3
Operating (loss) income	$(10.9)	$11.8
Operating margin	(11.0%)	8.6%

Ending number of consultants and execution staff (c)	1,511	1,928
Hours worked in thousands (d)	367	452
Average billed rate (e)	$271	$304

EBITDA Results (f):	First Quarter
	FY’21	FY’20
EBITDA	$(6.1)	$16.7
EBITDA margin	(6.2%)	12.2%

Adjusted Results (g):	First Quarter
	FY’21	FY’20
Adjusted EBITDA (f)	$6.6	$16.7
Adjusted EBITDA margin (f)	6.6%	12.2%

 ___________

(a)

In the third quarter of fiscal 2020, the Company changed the composition of its global segments.  Consulting segment represents the consulting business that was previously included in the Advisory segment. Segment data for Q1 FY’20 has been recast to reflect the division of the Advisory segment into the Consulting and Digital segments.

(b)	Numbers may not total due to rounding.
(c)	Represents number of employees originating, delivering and executing consulting services.
(d)	The number of hours worked by consultant and execution staff during the period.
(e)	The amount of fee revenue divided by the number of hours worked by consultants and executive staff.
(f)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(g)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	First Quarter
	FY’21	FY’20
Restructuring charges, net	$12.7	$—

Fee revenue was $99.3 million in Q1 FY’21 compared to $137.5 million in Q1 FY’20, a decrease of $38.2 million or 28% (down 26% on a constant currency basis). This change was due to the contraction in economic activity due to the COVID-19 pandemic.

Operating loss was $10.9 million in Q1 FY’21 with an operating margin of (11.0%) compared to operating income of $11.8 million and an operating margin of 8.6%, respectively, in the year-ago quarter.  This change resulted from the decline in fee revenue outlined above and an increase in restructuring charges, net incurred in Q1 FY’21, partially offset by decreases in compensation and benefits expense, general and administrative expenses and cost of services expense, all of which resulted from the cost saving initiatives that were put in place.

Adjusted EBITDA was $6.6 million in Q1 FY’21 with an Adjusted EBITDA margin of 6.6% compared to $16.7 million and 12.2%, respectively, in the year-ago quarter. The decrease in Adjusted EBITDA was due to the same factors outlined above with the exception of restructuring charges.

Selected Digital Data(a)

(dollars in millions) (b)

Digital is an integrated platform that gives clients direct access to people and organizational data, insights, analytics, and digital assets that when used together, give clients a common language for all talent matters.

	First Quarter
	FY’21	FY’20
Fee revenue	$56.0	$58.0
Total revenue	$56.0	$58.0
Operating (loss) income	$(2.6)	$14.0
Operating margin	(4.7%)	24.2%

Ending number of consultants	352	348
Subscription & License fee revenue	$21.1	$15.4

EBITDA Results (c):	First Quarter
	FY’21	FY’20
EBITDA	$4.5	$17.8
EBITDA margin	8.1%	30.8%

Adjusted Results (d):	First Quarter
	FY’21	FY’20
Adjusted EBITDA (c)	$7.9	$17.8
Adjusted EBITDA margin (c)	14.2%	30.8%

___________

(a)

In the third quarter of fiscal 2020, the Company changed the composition of its global segments.  Digital segment represents the products business that was previously included in the Advisory segment. Segment data for Q1 FY’20 has been recast to reflect the division of the Advisory segment into the Consulting and Digital segments.

(b)	Numbers may not total due to rounding.
(c)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	First Quarter
	FY’21	FY’20
Integration/acquisition costs	$0.6	$—
Restructuring charges, net	$2.9	$—

Fee revenue was $56.0 million in Q1 FY’21 compared to $58.0 million in Q1 FY’20, a decrease of $2.0 million or 3% (2% on a constant currency basis).  This change was due to the contraction in economic activity due to the COVID-19 pandemic, partially offset by the fee revenues attributable to the acquired companies.

Operating loss was $2.6 million in Q1 FY’21 with an operating margin of (4.7%) compared to operating income of $14.0 million and an operating margin of 24.2% in the year-ago quarter.  Contributing to the change in operating income was the decline in fee revenue discussed above and an increase in restructuring charges, net incurred in Q1 FY’21.  Also, contributing to the decline in operating income was an increase in compensation and benefits expense and cost of services expense, relating to the acquired companies and which was partially offset by the cost saving initiatives that were put in place.

Adjusted EBITDA was $7.9 million in Q1 FY’21 with an Adjusted EBITDA margin of 14.2% compared to $17.8 million and 30.8%, respectively, in the year-ago quarter.  The decrease in Adjusted EBITDA was due to the same factors impacting operating income with the exception of restructuring charges.

Selected Executive Search Data

(dollars in millions) (a)

	First Quarter
	FY’21	FY’20
Fee revenue	$120.1	$193.2
Total revenue	$120.9	$198.0
Operating (loss) income	$(12.3)	$45.6
Operating margin	(10.2%)	23.6%

Ending number of consultants	510	569
Average number of consultants	533	567
Engagements billed	2,671	3,855
New engagements (b)	1,115	1,695

EBITDA Results (c):	First Quarter
	FY’21	FY’20
EBITDA	$(1.1)	$48.9
EBITDA margin	(0.9%)	25.3%

Adjusted Results (d):	First Quarter
	FY’21	FY’20
Adjusted EBITDA (c)	$8.1	$48.9
Adjusted EBITDA margin (c)	6.7%	25.3%

________

(a)	Numbers may not total due to rounding.
(b)	Represents new engagements opened in the respective period.
(c)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	First Quarter
	FY’21	FY’20
Restructuring charges, net	$9.2	$—

Fee revenue was $120.1 million and $193.2 million in Q1 FY’21 and Q1 FY’20, respectively, a decrease of $73.1 million or 38% (37% on a constant currency basis).  The decrease in fee revenue was attributable to a decline in fee revenue in all regions due to the decrease in demand for our products and services as a result of the worldwide economic downturn associated with COVID-19.

Operating loss was $12.3 million in Q1 FY’21 compared to operating income of $45.6 million in Q1 FY’20.  Operating margin was (10.2%) in Q1 FY’21 compared to 23.6% in the year-ago quarter.  The change from operating income in Q1 FY’20 to operating loss in Q1 FY’21 was mainly due to a decrease in fee revenue and an increase in restructuring charges, net incurred in Q1 FY’21, partially offset by decreases in compensation and benefits expense and general and administrative expenses, all of which resulted from the cost saving initiatives that were put in place.

Adjusted EBITDA was $8.1 million in Q1 FY’21 with an Adjusted EBITDA margin of 6.7% compared to $48.9 million and 25.3%, respectively, in the year-ago quarter.  The decrease in Adjusted EBITDA was due to the same factors impacting operating income with the exception of restructuring charges.

Selected RPO and Professional Search Data

(dollars in millions) (a)

	First Quarter
	FY’21	FY’20
Fee revenue	$68.7	$95.8
Total revenue	$70.4	$98.9
Operating income	$2.2	$15.0
Operating margin	3.2%	15.7%

Engagements billed (b)	1,027	1,436
New engagements (c)	564	767

EBITDA Results (d):	First Quarter
	FY’21	FY’20
EBITDA	$3.3	$16.1
EBITDA margin	4.8%	16.8%

Adjusted Results (e):	First Quarter
	FY’21	FY’20
Adjusted EBITDA (d)	$6.0	$16.1
Adjusted EBITDA margin (d)	8.8%	16.8%

___________

(a)	Numbers may not total due to rounding.
(b)	Represents professional search engagements billed.
(c)	Represents new professional search engagements opened in the respective period.
(d)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(e)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	First Quarter
	FY’21	FY’20
Restructuring charges, net	$2.7	$—

Fee revenue was $68.7 million in Q1 FY’21, a decrease of $27.1 million or 28% (decrease of 27% on a constant currency basis), compared to the year-ago quarter.  The lower fee revenue was driven by a decrease in professional search and recruitment process outsourcing of $13.6 million and $13.5 million, respectively, as a result of the worldwide economic downturn associated with COVID-19.  For the quarter, professional search was down 36% (35% at constant currency) and RPO was down 23% (22% at constant currency), both compared to the year-ago quarter.

Operating income was $2.2 million in Q1 FY’21, a decrease of $12.8 million compared to $15.0 million in Q1 FY’20 operating income.  Operating margin was 3.2% in the current quarter compared to 15.7% in the year-ago quarter.  Adjusted EBITDA was $6.0 million in Q1 FY’21 with an Adjusted EBITDA margin of 8.8% in Q1 FY’21 compared to $16.1 million and 16.8%, respectively, in the year-ago quarter. The decrease in operating income was due to the lower fee revenue discussed above, partially offset by decreases in compensation and benefits expense and general and administrative expenses, all of which resulted from the cost saving initiatives that were put in place.

Outlook

Approximately two months have passed since our last earnings call, yet there remains significant uncertainty about the ultimate impact of COVID-19 on society and global economies. The pandemic, which spread across the globe during the past five to six months, continues to infect different parts of the world at varying points in time and with varying levels of intensity, including significant recurrences in a number of locations.  The response also continues to be conducted at varying levels, including very local levels in many instances, with societies and economies closing and reopening at different points in time and in different ways. The mandates that governments and companies have put in place largely remain in effect including rules regarding working from home, social distancing, and severely restricted travel and in-person interaction.

Right now, governments are struggling to balance reopening and re-engaging in an effective way against the maintenance of an environment that fosters the health and safety of everyone. As there is no “playbook”, this effort takes on many forms, with no clear path to success.  Further, certain governments have put in place aide programs that provide financial assistance to businesses and individuals who have been dislocated by this pandemic. Whether or not these programs will remain in place or for how long remains a significant open question.  The unprecedented nature of what we are currently experiencing, combined with all of the unanswered questions and ever-changing datapoints, continues to cloud the near-term predictability of our business.  Consequently, and consistent with our approach to the fourth quarter of FY’20 and first quarter of FY’21, we will not issue any specific revenue or earnings guidance for the second quarter of FY’21. We plan to reassess the suspension of our guidance once we are comfortable that the coronavirus uncertainties have largely passed.

Earnings Conference Call Webcast

The earnings conference call will be held today at 12:00 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak.  The conference call will be webcast and available online at ir.kornferry.com.  We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is a global organizational consulting firm.  We help clients synchronize strategy and talent to drive superior performance.  We work with organizations to design their structures, roles, and responsibilities.  We help them hire the right people to bring their strategy to life.  And we advise them on how to reward, develop, and motivate their people.  Visit kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations.  These statements, which include words such as “believes”, “expects” or “likely”, include references to our outlook as well as the expected benefits of the acquisition of the acquired companies (as defined below), the timing and expected benefits of our recently adopted restructuring plan and the magnitude and duration of the impact of the COVID-19 outbreak on our business, employees, customers and our ability to provide services in affected regions.  Readers are cautioned not to place undue reliance on such statements.  Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry.  The potential risks and uncertainties include those relating to the magnitude and duration of the negative impact of the COVID-19 outbreak on our business, employees, customers and our ability to provide services in affected regions, global and local political or economic developments in or affecting countries where we have operations, competition, changes in demand for our services as a result of automation, the dependence on and costs of attracting and retaining qualified and experienced consultants, our ability to maintain relationships with customers and suppliers and retain key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, the portability of client relationships, consolidation of the industries we serve, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, changes to data security, data privacy and data protection laws, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, the utilization and billing rates of our consultants, dependence on third parties for the execution of critical functions, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, technical guidance relating to the Tax Act, treaties, or regulations on our business and our company, impairment of goodwill and other intangible assets, deferred tax assets that we may not be able to use, our indebtedness, the phase-out of the London Interbank Offered Rate, expansion of social media platforms, seasonality, ability to effect acquisition and integrate recently acquired companies, including those of Miller Heiman Group, AchieveForum, and Strategy Execution (collectively, the “acquired companies”); the ability to recognize the anticipated benefits of the acquisition of the acquired companies; the costs related to the acquisition of the acquired companies and employment liability risk.  For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission.  Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  In particular, it includes:

•	Adjusted net (loss) income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs and restructuring charges, net of income tax effect;
•	Adjusted basic and diluted (loss) earnings per share, adjusted to exclude integration/acquisition costs and restructuring charges, net of income tax effect;
•

Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin; and
•	Adjusted EBITDA, which is EBITDA further adjusted to exclude integration/acquisition costs and restructuring charges, and Adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results.  These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry.  These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs we incurred to acquire and integrate a portion of our Digital business and 2) charges we incurred to restructure the Company as a result of COVID-19. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance.  Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.  Adjusted net (loss) income attributable to Korn Ferry, adjusted basic and diluted (loss) earnings per share and Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results.  Management further believes that EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company.  In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	July 31,
	2020	2019
	(unaudited)
Fee revenue	$344,097	$484,549
Reimbursed out-of-pocket engagement expenses	2,786	11,649
Total revenue	346,883	496,198

Compensation and benefits	284,012	328,496
General and administrative expenses	47,089	65,807
Reimbursed expenses	2,786	11,649
Cost of services	14,269	17,135
Depreciation and amortization	15,035	12,777
Restructuring charges, net	27,487	-
Total operating expenses	390,678	435,864

Operating (loss) income	(43,795)	60,334
Other income, net	11,162	1,826
Interest expense, net	(6,894)	(4,057)
(Loss) income before (benefit) provision for income taxes	(39,527)	58,103
Income tax (benefit) provision	(8,672)	14,453
Net (loss) income	(30,855)	43,650
Net loss (income) attributable to noncontrolling interest	22	(699)
Net (loss) income attributable to Korn Ferry	$(30,833)	$42,951

(Loss) earnings per common share attributable to Korn Ferry:
Basic	$(0.58)	$0.77
Diluted	$(0.58)	$0.76

Weighted-average common shares outstanding:
Basic	53,264	55,266
Diluted	53,264	55,635

Cash dividends declared per share:	$0.10	$0.10

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended July 31,
	2020		2019	% Change

Fee revenue:
Consulting	$99,318		$137,542	(27.8%)
Digital	55,973		57,984	(3.5%)
Executive Search:
North America	69,315		111,722	(38.0%)
EMEA	30,081		46,530	(35.4%)
Asia Pacific	17,252		27,362	(36.9%)
Latin America	3,495		7,585	(53.9%)
Total Executive Search	120,143		193,199	(37.8%)
RPO and Professional Search	68,663		95,824	(28.3%)
Total fee revenue	344,097		484,549	(29.0%)
Reimbursed out-of-pocket engagement expenses	2,786		11,649	(76.1%)
Total revenue	$346,883		$496,198	(30.1%)

Operating (loss) income:		Margin		Margin
Consulting	$(10,927)	(11.0%)	$11,783	8.6%
Digital	(2,627)	(4.7%)	14,008	24.2%
Executive Search:
North America	(5,735)	(8.3%)	30,322	27.1%
EMEA	(6,219)	(20.7%)	7,311	15.7%
Asia Pacific	861	5.0%	6,993	25.6%
Latin America	(1,217)	(34.8%)	1,010	13.3%
Total Executive Search	(12,310)	(10.2%)	45,636	23.6%
RPO and Professional Search	2,165	3.2%	15,041	15.7%
Corporate	(20,096)		(26,134)
Total operating (loss) income	$(43,795)	(12.7%)	$60,334	12.5%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	July 31,	April 30,
	2020	2020
	(unaudited)
ASSETS
Cash and cash equivalents	$542,786	$689,244
Marketable securities	49,870	41,951
Receivables due from clients, net of allowance for doubtful accounts of $26,569 and $23,795 at July 31, 2020 and April 30, 2020, respectively	375,157	397,165
Income taxes and other receivables	42,243	38,755
Unearned compensation	48,243	43,117
Prepaid expenses and other assets	34,983	26,851
Total current assets	1,093,282	1,237,083

Marketable securities, non-current	140,330	132,134
Property and equipment, net	139,930	142,728
Operating lease right-of-use assets, net	191,608	195,077
Cash surrender value of company-owned life insurance policies, net of loans	148,382	146,408
Deferred income taxes	51,686	55,479
Goodwill	619,239	613,943
Intangible assets, net	107,202	111,926
Unearned compensation, non-current	98,701	79,510
Investments and other assets	27,743	29,540
Total assets	$2,618,103	$2,743,828

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$36,975	$45,684
Income taxes payable	10,312	21,158
Compensation and benefits payable	184,087	280,911
Operating lease liability, current	55,119	54,851
Other accrued liabilities	204,838	221,603
Total current liabilities	491,331	624,207

Deferred compensation and other retirement plans	304,593	289,136
Operating lease liability, non-current	175,685	180,766
Long-term debt	394,303	394,144
Deferred tax liabilities	637	1,056
Other liabilities	33,533	30,828
Total liabilities	1,400,082	1,520,137

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 74,783 and 73,205 shares issued and 54,869 and 54,450 shares outstanding at July 31, 2020 and April 30, 2020, respectively	590,897	585,560
Retained earnings	706,353	742,993
Accumulated other comprehensive loss, net	(81,592)	(107,172)
Total Korn Ferry stockholders' equity	1,215,658	1,221,381
Noncontrolling interest	2,363	2,310
Total stockholders' equity	1,218,021	1,223,691
Total liabilities and stockholders' equity	$2,618,103	$2,743,828

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

		Three Months Ended
		July 31,
		2020	2019
		(unaudited)
	Net (loss) income attributable to Korn Ferry	$(30,833)	$42,951
	Net (loss) income attributable to non-controlling interest	(22)	699
	Net (loss) income	(30,855)	43,650
	Income tax (benefit) provision	(8,672)	14,453
	(Loss) income before provision for income taxes	(39,527)	58,103
	Other (income), net	(11,162)	(1,826)
	Interest expense, net	6,894	4,057
	Operating (loss) income	(43,795)	60,334
	Depreciation and amortization	15,035	12,777
	Other income, net	11,162	1,826
	EBITDA	(17,598)	74,937
	Integration/acquisition costs (1)	737	-
	Restructuring charges, net (2)	27,487	-
	Adjusted EBITDA	$10,626	$74,937

	Operating margin	(12.7%)	12.5%
	Depreciation and amortization	4.4%	2.6%
	Other income, net	3.2%	0.4%
	EBITDA margin	(5.1%)	15.5%
	Integration/acquisition costs (1)	0.2%	-
	Restructuring charges, net (2)	8.0%	-
	Adjusted EBITDA margin	3.1%	15.5%

	Net (loss) income attributable to Korn Ferry	$(30,833)	$42,951
	Integration/acquisition costs (1)	737	-
	Restructuring charges, net (2)	27,487	-
	Tax effect on the adjusted items (3)	(7,604)	-
	Adjusted net (loss) income attributable to Korn Ferry	$(10,213)	$42,951

	Basic (loss) earnings per common share	$(0.58)	$0.77
	Integration/acquisition costs (1)	0.01	-
	Restructuring charges, net (2)	0.52	-
	Tax effect on the adjusted items (3)	(0.14)	-
	Adjusted basic (loss) earnings per share	$(0.19)	$0.77

	Diluted (loss) earnings per common share	$(0.58)	$0.76
	Integration/acquisition costs (1)	0.01	-
	Restructuring charges, net (2)	0.52	-
	Tax effect on the adjusted items (3)	(0.14)	-
	Adjusted diluted (loss) earnings per share	$(0.19)	$0.76

Explanation of Non-GAAP Adjustments
(1)	Costs associated with previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses to combine the companies.
(2)	Restructuring charges we incurred to rationalize our cost structure by eliminating redundant positions as a result of COVID-19.
(3)	Tax effect on integration/acquisition costs and restructuring charges, net.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET (LOSS) INCOME AND OPERATING (LOSS) INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended July 31, 2020
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$99,318	$55,973	$69,315	$30,081	$17,252	$3,495	$120,143	$68,663	$-	$344,097
Total revenue	$99,590	$56,022	$69,856	$30,195	$17,340	$3,495	$120,886	$70,385	$-	$346,883

Net loss attributable to Korn Ferry										$(30,833)
Net loss attributable to noncontrolling interest										(22)
Other income net										(11,162)
Interest expense, net										6,894
Income tax benefit										(8,672)
Operating (loss) income	$(10,927)	$(2,627)	$(5,735)	$(6,219)	$861	$(1,217)	$(12,310)	$2,165	$(20,096)	(43,795)
Depreciation and amortization	4,009	6,726	730	362	275	202	1,569	940	1,791	15,035
Other income, net	788	418	9,342	19	226	48	9,635	196	125	11,162
EBITDA	(6,130)	4,517	4,337	(5,838)	1,362	(967)	(1,106)	3,301	(18,180)	(17,598)
EBITDA margin	(6.2%)	8.1%	6.3%	(19.4%)	7.9%	(27.7%)	(0.9%)	4.8%		(5.1%)

Integration/acquisition costs	-	556	-	-	-	-	-	-	181	737
Restructuring, charges, net	12,734	2,870	975	7,548	232	405	9,160	2,723	-	27,487
Adjusted EBITDA	$6,604	$7,943	$5,312	$1,710	$1,594	$(562)	$8,054	$6,024	$(17,999)	$10,626
Adjusted EBITDA margin	6.6%	14.2%	7.7%	5.7%	9.2%	(16.1%)	6.7%	8.8%		3.1%

	Three Months Ended July 31, 2019
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated
Fee revenue	$137,542	$57,984	$111,722	$46,530	$27,362	$7,585	$193,199	$95,824	$-	$484,549
Total revenue	$141,336	$57,984	$115,446	$47,312	$27,668	$7,587	$198,013	$98,865	$-	$496,198

Net income attributable to Korn Ferry										$42,951
Net income attributable to noncontrolling interest										699
Other income, net										(1,826)
Interest expense, net										4,057
Income tax provision										14,453
Operating income (loss)	$11,783	$14,008	$30,322	$7,311	$6,993	$1,010	$45,636	$15,041	$(26,134)	60,334
Depreciation and amortization	4,414	3,639	901	456	346	328	2,031	992	1,701	12,777
Other income (loss), net	525	201	1,140	12	15	57	1,224	74	(198)	1,826
EBITDA and Adjusted EBITDA	$16,722	$17,848	$32,363	$7,779	$7,354	$1,395	$48,891	$16,107	$(24,631)	$74,937
EBITDA and Adjusted EBITDA margin	12.2%	30.8%	29.0%	16.7%	26.9%	18.4%	25.3%	16.8%		15.5%